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                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, For Use of the Commission Only
[ ] Definitive Proxy Statement      as permitted by Rule 14a-6(e) (2))
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12.


                       DAIRY MART CONVENIENCE STORES, INC.
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                (Name of Registrant as Specified in Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee    (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
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(2)      Aggregate number of securities to which transaction applies:
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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)      Proposed maximum aggregate value of transaction:
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(5)      Total fee paid:
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[ ] Fee paid previously with preliminary materials:
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[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)      Amount previously paid:
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(2)      Form, Schedule or Registration Statement No.:
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(3)      Filing Party:
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(4)      Date Filed:
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NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Stanley J. Kay
         MacKenzie Partners, Inc.
         (212) 929-5940

                         DAIRY MART TO VIGOROUSLY OPPOSE
                    PROXY CONTEST THREATENED BY FIRED EX-CEO

HUDSON, OH, April 20, 2000 - Dairy Mart Convenience Stores, Inc. (AMEX: DMC) today announced that a small group of disgruntled shareholders led by former Dairy Mart President and Chief Executive Officer, Frank Colaccino, plans to commence a proxy contest to take control of Dairy Mart's Board of Directors at the Company's 2000 annual meeting, currently scheduled for May 25, 2000.

Robert B. Stein, Jr., Chairman, President and Chief Executive Officer of Dairy Mart, stated, "Dairy Mart's Board of Directors and management team are united in their opposition to these dissident nominees and plan to aggressively fight to re-elect the incumbent Board."

Mr. Stein continued, "In 1994, the Dairy Mart Board relieved Mr. Colaccino of his duties as President and Chief Executive Officer. He has been out of the industry for six years and he and his group, which hold less than 2% of Dairy Mart's stock, has not proposed any real or viable business plan. His positions now are not compelling or credible. We firmly believe that the best interests of our shareholders can best be realized by the re-election of the incumbent board and by allowing current management the opportunity to move forward with our business plan."

Dairy Mart Convenience Stores, Inc. was named "Convenience Store Chain of the Year", a national industry honor presented by Convenience Store Decisions magazine. The company owns or operates approximately 600 retail stores in seven states in the U.S. Through consulting and licensing agreements, the company is also affiliated with more than 200 stores in Korea and approximately 400 locations in Malaysia. For more information, visit Dairy Mart's web site at www.dairymart.com.

A definitive proxy statement and form of proxy prepared by the Company, containing information regarding the nominees for director supported by the Company, each participant's interest in the Company and information regarding MacKenzie Partners, the Company's proxy solicitation firm, will be furnished to shareholders in the Company's definitive proxy statement. Shareholders are urged to read the proxy statement carefully as it will contain important information about the Company nominees. The definitive proxy statement will be available on the SEC's Internet site at http://www.sec.gov. In addition, the Company will provide to any requesting shareholder additional copies of the definitive proxy statement and form of proxy as soon as they are available. Requests for any such materials should be directed to MacKenzie Partners at their toll free number:
(800) 322-2885.

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